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                                                                   Exhibit 10(c)


       Summary of Compensation Arrangements with Named Executive Officers
                              As of January 1, 2005

The following summarizes the current cash compensation and benefits received by the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") as of January 1, 2005. It is intended to be a summary of existing oral, at will, arrangements, and in no way is intended to provide any additional rights to any of the Named Executive Officers.

Base Salaries

     The executive officers of the Company serve at the discretion of the Board of Directors. The Compensation and Stock Option Committee of the Board (the "Committee") reviews and determines the salaries that are paid to the Company's executive officers, including the Named Executive Officers, as of January 1, 2005:

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Richard J. Schnieders, Chairman and Chief Executive Officer                                         $975,000
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Thomas E. Lankford, President and Chief Operating Officer                                           $725,000
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John K. Stubblefield, Jr., Executive Vice President of Finance and Chief Financial Officer          $545,000
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Larry J. Accardi, Executive Vice President, Contract Sales, and President, Specialty                $525,000
Distribution Companies
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Kenneth F. Spitler, Executive Vice President, and President, Food Service Operations                $525,000
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

     The Named Executive Officers are also eligible to participate in the Company's executive and regular benefit plans and programs, as described below. All executive benefit plans and agreements have been filed as exhibits to the Company's Exchange Act filings. Information regarding these plans and agreements, as well as compensation paid or earned during fiscal 2004, is included in the Company's 2004 Proxy Statement.

Management Incentive Plan

     The Named Executive Officers are eligible to receive an annual incentive bonus under the SYSCO Corporation Management Incentive Plan (the "MIP").

Supplemental Performance-Based Bonus Plan for Chief Executive Officer

     Mr. Schnieders is eligible to participate in a Supplemental
Performance-Based Bonus Plan which may result in an upward or downward adjustment to the amount of any annual incentive bonus earned under the MIP.

Stock Election and Matching Grant

     Participants in the MIP, including the Named Executive Officers, may voluntarily elect to receive up to 40% of their annual incentive bonus in the form of SYSCO Common Stock, based on a per-share price equal to the closing price on the New York Stock Exchange of SYSCO Common Stock on the last trading day of the fiscal year for which the MIP bonus is calculated. If such election is made, the participant is awarded additional matching shares on the basis of one additional share for each two shares received in accordance with the foregoing calculation.

     Participants who elect to receive a portion of their bonus in Common Stock in lieu of cash and receive additional matching shares are entitled to receive additional cash equal to the product of:

     o the value of such matching shares received by the participant (based on the closing price of such shares on the last trading day of the fiscal year), and

     o  the effective tax rate applicable to SYSCO.

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Deferred Compensation Election

     MIP participants, including the Named Executive Officers, may defer up to 40% of their annual incentive bonus (without considering any election to receive a portion of the bonus in stock) under the Executive Deferred Compensation Plan ("EDCP"). They may also elect to defer all or a portion of their salary under the EDCP. For deferrals of up to 20% of the annual incentive bonus, the EDCP provides for SYSCO to credit the participant's deferred compensation account in an amount equal to 50% of the amount deferred.

Stock Options

     The Named Executive Officers are eligible to receive options under SYSCO's stock option plans, including the 2004 Stock Option Plan approved by shareholders on November 12, 2004, in such amounts and with such terms and conditions as determined by the Committee at the time of grant.

Long-Term Incentive Cash Plan

     The Named Executive Officers are eligible to participate in the SYSCO Corporation 2004 Long-Term Incentive Cash Plan.

Supplemental Executive Retirement Plan

     MIP participants, including the Named Executive Officers, are also eligible to participate in a Supplemental Executive Retirement Plan (the "SERP").

Equity Deferral Plan

     MIP participants, including the Named Executive Officers, are eligible to participate in the Equity Deferral Plan ("EDP") pursuant to which the gain on the exercise of certain non-qualified stock options may be deferred.

Severance Agreements

     The Named Executive Officers have Severance Agreements with the Company.

Other Benefits

     The Named Executive Officers also participate in SYSCO's regular employee benefit programs, which include a defined benefit retirement plan, a 401(k) plan with Company match, group medical and dental coverage, group life insurance and other group benefit plans. They are also provided with additional life insurance benefits, as well as long-term disability coverage.

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